Exhibit 23(b)

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated October 28, 2003 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 333-84594, 333-70702, and 333-62070.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
December 9, 2003